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                                                                    EXHIBIT 23.3


                               Kaufman Davis, PC
                         CERTIFIED PUBLIC ACCOUNTANTS

                        Report of Independent Auditors


     As independent certified public accountants, we hereby consent to the inclusion of our report relating to the financial statements of H Quotient, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and to all references to this firm included in such Annual Report.


                                                    By: s/ Kaufman Davis, PC
                                                    ------------------------
                                                    Kaufmann Davis, PC
                                                    Certified Public Accountants



May 29, 2001
Bethesda, MD